EXHIBIT 99.1
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                                                For further information contact:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

      WEBCAST OF PRIVATEBANCORP, INC.'S FIRST QUARTER 2004 CONFERENCE CALL
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         Chicago, March 17, 2004 -- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly conference call with financial analysts on April 19, 2004 at 11:00 a.m. Eastern time (10:00 a.m. Central time). Access to the call will be available via a link called "First Quarter 2004 Earnings Call" on the investor relations page of PrivateBancorp Inc.'s Internet site at www.privatebancorp.com.

         The Company plans to release its first quarter 2004 earnings prior to the opening of trading on April 19, 2004. The earnings release also will be posted on the Company's website.

         The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties accessing the webcast will be in a "listen-only" mode.

         Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. web site beginning approximately two hours after the call ends. The replay will remain available until the second quarter 2004 earnings release is available.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $2.0 billion at December 31, 2003, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

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